Exhibit 99.2



   Home Bancorp of Elgin, Inc.                                REVOCABLE PROXY


         This Proxy is solicited on behalf of the Board of Directors of
                           Home Bancorp of Elgin, Inc.
     for the Special Meeting of Stockholders to be held on November 5, 1998


             The undersigned stockholder of Home Bancorp of Elgin, Inc.hereby appoints George L. Perucco, Lyle N. Dolan and Kenneth L. Moran, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Home Bancorp of Elgin, Inc.held of record by the undersigned on September 11, 1998, at the Special Meeting of Stockholders (the "Special Meeting") to be held at
   2:00 p.m, Central Time, on November 5, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, dated October 7, 1998. The undersigned hereby revokes all prior proxies.

             This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR each of the proposals listed in Items 1 and 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                    Please mark your vote as
                                                    indicated in this
                                                    example.
    The Board of Directors unanimously                                   [X]
    recommends a vote "FOR" each of the
    proposals in Items 1 and 2.                     I will attend the
                                                    Special Meeting.

                                                                         [_]

    1.   The approval and adoption of the Agreement
         and Plan of Merger between State Financial
         Services Corporation ("SFSC") and Home         FOR  AGAINST ABSTAIN
         Bancorp of Elgin, Inc. ("HBE"), dated as
         of June 1, 1998, which provides, among         [_]    [_]    [_]
         other things, for the merger of HBE with and into SFSC.

    2.   The authorization of the Board of
         Directors, in its discretion, to direct
         the vote of proxies upon such other            FOR  AGAINST ABSTAIN
         business as may properly come before the
         Special Meeting, and any adjournment           [_]    [_]    [_]
         thereof, including, without limitation, a motion to adjourn the Special Meeting.


                             The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus for the Special Meeting.



                             _____________________________________________


                             _____________________________________________
                             Signature(s)


                             Dated:  ________________________, 1998
                             Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.